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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              FIBERNET HOLDCO, INC.


                                   ARTICLE I

                  The name of the corporation (herein called the "Corporation") is FiberNet Holdco, Inc.

                                   ARTICLE II

                  The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, City of Dover, County of Kent 19901. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

                                  ARTICLE III

                  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("Delaware General Corporation Law").

                                   ARTICLE IV

                  (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 170,000,000 shares, of which 150,000,000 shall be designated common stock, $.001 par value ("Common Stock") and 20,000,000 shall be designated preferred stock, $.001 par value ("Preferred Stock").

                  (b) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them.


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                                   ARTICLE V

                  The name and mailing address of the incorporator is as follows:


                    Name                     Mailing Address
                    ----                     ---------------

          Nyisha Shakur              Mintz Levin Cohn Ferris Glovsky and
                                     Popeo, P.C.
                                     666 Third Avenue, 25th Floor
                                     New York, New York  10017


                                   ARTICLE VI

                  The number of directors of the Corporation shall be fixed from time to time in the manner provided in the By-laws of the Corporation (the "By-laws"). The election of directors of the Corporation need not be by ballot unless the By-laws so require.

                                  ARTICLE VII

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII

                  The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

                                   ARTICLE IX

                  (a) The Board of Directors of the Corporation is expressly authorized to make, alter or repeal the By-laws of the Corporation.



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                  (b) From time to time any of the provisions of this
Certificate of Incorporation may be altered, amended or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this paragraph (b).

                                   ARTICLE X

                  Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   **********








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                  IN WITNESS WHEREOF, I, the undersigned, being the sole
incorporator named herein, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY, under penalties of perjury, that this is my act and deed and that the facts stated herein are truly set forth and, accordingly, I have hereunto set my hand as of May 17, 2000.

                                                     /s/ Nyisha Shakur
                                                     ---------------------------
                                                     Nyisha Shakur
                                                     Sole Incorporator






















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